UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on May 19, 2025, Paramount Group, Inc. (the “Company” or “Paramount Group”) announced that Wilbur Paes, the Company’s Chief Operating Officer, Chief Financial Officer and Treasurer would leave his position with the Company and/or the Company’s affiliates or subsidiaries, effective May 15, 2025 (the “Separation Date”).

In connection with Mr. Paes’s departure, on July 1, 2025, the Company, Paramount Group Management LP and Paramount Group Operating Partnership LP (the “Operating Partnership”) (collectively, the “Company Group”) and Mr. Paes executed a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, and consistent with the terms of the second amended and restated employment agreement dated March 10, 2025 between the Company Group and Mr. Paes (the “Employment Agreement”), Mr. Paes will receive a single lump sum payment, less applicable tax-related deductions and withholdings, consisting of (i) a payment of $2,050,000 (representing one year of base salary plus an amount equal to the average of the annual incentive compensation paid to Mr. Paes in the last three fiscal years), (ii) a payment equal to his pro-rata annual incentive compensation for 2025 of $371,712, and (iii) a health care payment of $73,011.

In addition, Mr. Paes’s units in the Operating Partnership consisting of (i) 817,187 service-based long-term incentive plan units (“LTIP Units”), (ii) 227,825 service-based appreciation only LTIP Units (“AOLTIP Units”), and (iii) 40,525 performance-based LTIP units that are earned but still subject to service-based vesting conditions have vested or will vest in accordance with the terms of the Employment Agreement or the Separation Agreement, as applicable.

Mr. Paes will also remain eligible to earn a pro-rata portion of 450,282 performance-based LTIP Units and 1,621,973 performance-based AOLTIP Units subject to the attainment of performance vesting conditions at the end of the applicable performance period.

Pursuant to the Employment Agreement, Mr. Paes will remain subject to certain restrictive covenants, including non-solicitation, non-interference, and non-competition covenants. Additionally, pursuant to the Separation Agreement, Mr. Paes and the Company Group have agreed to a general release of claims.

The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Separation Agreement and Release among Paramount Group, Inc., Paramount Group Management LP, Paramount Group Operating Partnership LP and Wilbur Paes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: July 8, 2025	By:	/s/ Timothy Dembo
	Name:	Timothy Dembo
	Title	Senior Vice President, General Counsel and Secretary